Exhibit 99.1

INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Third Quarter 2022 Financial Results

•Public cloud ARR of $279 million, an increase of 89% as reported and 99% in constant currency from the prior year period(1)
•Third quarter recurring revenue of $331 million, a decrease of 6% as reported and 2% in constant currency from the prior year period(1)
•Recurring revenue was 79% of total revenue in the third quarter, up from 77% in the prior year period
•Third quarter GAAP earnings per diluted share of $0.08
•Third quarter Non-GAAP earnings per diluted share of $0.31(2)
•Third quarter cash from operations of $34 million and free cash flow of $31 million(3)

SAN DIEGO – November 7, 2022 -- Teradata (NYSE: TDC) today announced its third quarter 2022 financial results.

“Teradata delivered our second largest cloud growth quarter,” said Steve McMillan, President and CEO, Teradata. “We believe Teradata can deliver the most powerful cloud analytics data platform, data warehouse, data lake, or lake house in the world, bringing mission-critical workloads to customers across their full spectrum of needs. Our business model is profitable and resilient, providing crucial insights that our customers need in any macro-economic environment.

We also took a significant step forward on our cloud-first transformation with the delivery of Teradata VantageCloud Lake, our cloud-native product, and ClearScape Analytics™, which has the most in-database analytic functions in the market. These new, game-changing offerings and expanded capabilities will help open even more market opportunities. High customer interest and market recognition of our differentiated offerings give us confidence that our strategy to be a profitable multi-cloud analytics and data platform leader is taking hold.”

Third Quarter 2022 Financial Highlights Compared to Third Quarter 2021

•Public cloud ARR increased to $279 million from $148 million, an increase of 89% as reported and 99% in constant currency(1)
•Total ARR decreased to $1.374 billion from $1.437 billion, a decrease of 4% as reported and flat in constant currency(1)
•Total revenue was $417 million versus $460 million, a decrease of 9% as reported and 4% in constant currency(1)
•Recurring revenue was $331 million versus $352 million, a decrease of 6% as reported and 2% in constant currency(1)
•Recurring revenue was 79% of total revenue in the third quarter, up from 77% in the prior year period
•GAAP gross margin improved to 62.1% versus 59.8%

•Non-GAAP gross margin improved to 62.6% versus 61.3%(2)
•GAAP operating income was $25 million versus $30 million
•Non-GAAP operating income was $54 million, versus $71 million(2)
•GAAP EPS was $0.08 versus $0.15 per diluted share
•Non-GAAP diluted EPS was $0.31 versus $0.43(2)
•Cash flow from operations was $34 million versus $33 million
•Free cash flow was $31 million versus $23 million(3)

Outlook
For the fourth quarter of 2022:
•GAAP diluted EPS is expected to be in the range of $0.03 to $0.07.
•Non-GAAP diluted EPS is expected to be in the range of $0.28 to $0.32.(2)

Teradata re-affirms the following outlook for the full year 2022:
•Public cloud ARR is expected to increase by approximately 80% year-over-year, as reported and in constant currency.(1)
•Total ARR to decline in the low-to-mid-single-digit percentage range year-over-year. On a constant currency basis, Total ARR to grow in the low-single-digit percentage to decline in the low-single-digit percentage range.(1)
•Total recurring revenue to decline in the low-to-mid-single-digit percentage range year-over-year as reported. On a constant currency basis, total recurring revenue is projected to be flat to grow in the low-single-digit percentage range.(1)
•Total revenue to decline in the mid-to-high-single-digit percentage range year-over-year as reported. On a constant currency basis, total revenue is anticipated to decline in the low-single-digit percentage range(1)
•Free cash flow is expected to be approximately $400 million.(3)

Teradata updates the following outlook for full year 2022:

•GAAP diluted EPS is narrowed to be in the range of $0.41 to $0.45.
•Non-GAAP diluted EPS is narrowed to be in the range of $1.58 to $1.62.(2)
•Cash flow from operations is expected to be approximately $420 million.

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s third quarter 2022 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended September 30
	2022	2021	% Change as Reported	% Change in CC
Recurring revenue	$331	$352	(6)%	(2)%
Perpetual software licenses, hardware and other	14	18	(22)%	(22)%
Consulting services	72	90	(20)%	(12)%
Total revenue	$417	$460	(9)%	(4)%

Americas	$242	$249	(3)%	(1)%
EMEA	105	133	(21)%	(13)%
APJ	70	78	(10)%	—%
Total revenue	$417	$460	(9)%	(4)%

Revenue
(in millions)
	For the Nine Months ended September 30
	2022	2021	% Change as Reported	% Change in CC
Recurring revenue	$1,062	$1,100	(3)%	—%
Perpetual software licenses, hardware and other	48	58	(17)%	(14)%
Consulting services	233	284	(18)%	(12)%
Total revenue	$1,343	$1,442	(7)%	(3)%

Americas	$781	$786	(1)%	—%
EMEA	337	408	(17)%	(10)%
APJ	225	248	(9)%	(1)%
Total revenue	$1,343	$1,442	(7)%	(3)%

	As of September 30
	2022	2021	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,374	$1,437	(4)%	—%
Public cloud ARR**	$279	$148	89%	99%

* Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Nine Months
(in millions, except per share data)	ended September 30			ended September 30
Gross Profit:	2022	2021	% Chg.	2022	2021	% Chg.
GAAP Gross Profit	$259	$275	(6)%	$818	$892	(8)%
% of Revenue	62.1%	59.8%		60.9%	61.9%

Excluding:
Stock-based compensation expense	3	4		12	12
Reorganization and transformation cost and cost associated with ceasing operations in Russia	(1)	3		6	11
Non-GAAP Gross Profit	$261	$282	(7)%	$836	$915	(9)%
% of Revenue	62.6%	61.3%		62.2%	63.5%

Operating Income
GAAP Operating Income	$25	$30	(17)%	$107	$181	(41)%
% of Revenue	6%	6.5%		8%	12.6%

Excluding:
Stock-based compensation expense	27	27		90	79
Reorganization and transformation cost and cost associated with ceasing operations in Russia	2	14		27	43
Non-GAAP Operating Income	$54	$71	(24)%	$224	$303	(26)%
% of Revenue	12.9%	15.4%		16.7%	21%

Net Income
GAAP Net Income	$8	$17	(53)%	$40	$114	(65)%
% of Revenue	1.9%	3.7%		3.0%	7.9%

Excluding:
Stock-based compensation expense	27	27		90	79
Reorganization and transformation cost and cost associated with ceasing operations in Russia	2	14		27	43
Income tax adjustments (i)	(5)	(9)		(19)	(26)
Non-GAAP Net Income	$32	$49	(35)%	$138	$210	(34)%
% of Revenue	7.7%	10.7%		10.3%	14.6%

	For the Three Months		For the Nine Months
	ended September 30		ended September 30		2022 Outlook
Earnings Per Share:	2022	2021	2022	2021	2022 Q4 Guidance	2022 FY Guidance
GAAP Earnings Per Share	$0.08	$0.15	$0.38	$1.01	$0.03 - $0.07	$0.41 - $0.45
Excluding:
Stock-based compensation expense	0.26	0.24	0.85	0.70	0.29	1.13
Reorganization and transformation cost and cost associated with ceasing operations in Russia	0.02	0.12	0.25	0.38	—	0.26
Income tax adjustments(i)	(0.05)	(0.08)	(0.18)	(0.23)	(0.04)	(0.22)
Non-GAAP Diluted Earnings Per Share	$0.31	$0.43	$1.30	$1.86	$0.28 - $0.32	$1.58 - $1.62

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. Of this amount, the adjustment for the tax impact of ceasing our operations in Russia created a favorable EPS impact of zero and 0.05 cents, respectively, for the three and nine months ended September 30, 2022. As a result of these adjustments, the Company’s GAAP effective tax rate for the three months ended September 30, 2022 was 20.0% and September 30, 2021 was 10.5% as compared to the non-GAAP effective tax rates of 17.9% and 18.3%, respectively. For the nine months ended September 30, the GAAP effective tax rate was 38.5% for 2022 and 24.0% for 2021 as compared to the non-GAAP effective tax rates of 24.2% and 22.8%, respectively.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under generally accepted accounting principles in the United States (GAAP) and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Nine Months
(in millions)	ended September 30		ended September 30		Outlook
	2022	2021	2022	2021	2022
Cash provided by operating activities (GAAP)	$34	$33	$290	$368	~$420
Less capital expenditures for:
Expenditures for property and equipment	(3)	(10)	(6)	(19)	(~18)
Additions to capitalized software	—	—	(1)	(2)	(~2)
Total capital expenditures	(3)	(10)	(7)	(21)	(~20)
Free Cash Flow (non-GAAP measure)	$31	$23	$283	$347	~$400

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2022 fourth quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

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The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2022	2021	% Chg	2022	2021	% Chg
Revenue
Recurring	$331	$352	(6)%	$1,062	$1,100	(3)%
Perpetual software licenses, hardware and other	14	18	(22)%	48	58	(17)%
Consulting services	72	90	(20)%	233	284	(18)%
Total revenue	417	460	(9)%	1,343	1,442	(7)%
Gross profit
Recurring	239	257		769	828
% of Revenue	72.2%	73.0%		72.4%	75.3%
Perpetual software licenses, hardware and other	4	7		14	25
% of Revenue	28.6%	38.9%		29.2%	43.1%
Consulting services	16	11		35	39
% of Revenue	22.2%	12.2%		15.0%	13.7%
Total gross profit	259	275		818	892
% of Revenue	62.1%	59.8%		60.9%	61.9%

Selling, general and administrative expenses	155	166		475	476
Research and development expenses	79	79		236	235
Income from operations	25	30		107	181
% of Revenue	6.0%	6.5%		8.0%	12.6%

Other expense, net	(15)	(11)		(42)	(31)

Income before income taxes	10	19		65	150
% of Revenue	2.4%	4.1%		4.8%	10.4%

Income tax expense	2	2		25	36
% Tax rate	20.0%	10.5%		38.5%	24.0%

Net income	$8	$17		$40	$114
% of Revenue	1.9%	3.7%		3.0%	7.9%

Net income per common share
Basic	$0.08	$0.16		$0.39	$1.05
Diluted	$0.08	$0.15		$0.38	$1.01

Weighted average common shares outstanding
Basic	102.7	108.9		103.7	108.9
Diluted	104.7	113.4		106.4	113.1

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	September 30, 2022	December 31, 2021	September 30, 2021
Assets
Current assets
Cash and cash equivalents	$506	$592	$613
Accounts receivable, net	253	336	290
Inventories	13	26	17
Other current assets	83	152	144
Total current assets	855	1,106	1,064
Property and equipment, net	234	288	300
Right of use assets- operating lease, net	15	26	29
Goodwill	385	396	397
Capitalized contract costs, net	88	111	99
Deferred income taxes	192	202	205
Other assets	49	40	40
Total assets	$1,818	$2,169	$2,134

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$88	$75
Current portion of finance lease liability	66	77	81
Current portion of operating lease liability	8	12	13
Accounts payable	79	67	104
Payroll and benefits liabilities	110	148	137
Deferred revenue	462	552	464
Other current liabilities	78	89	81
Total current liabilities	803	1,033	955
Long-term debt	498	324	349
Finance lease liability	45	53	58
Operating lease liability	11	18	20
Pension and other postemployment plan liabilities	127	138	141
Long-term deferred revenue	14	27	28
Deferred tax liabilities	6	7	8
Other liabilities	79	109	118
Total liabilities	1,583	1,709	1,677
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,908	1,808	1,776
Accumulated deficit	(1,519)	(1,211)	(1,179)
Accumulated other comprehensive loss	(155)	(138)	(141)
Total stockholders' equity	235	460	457
Total liabilities and stockholders' equity	$1,818	$2,169	$2,134

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2022	2021	2022	2021
Operating activities
Net income	$8	$17	$40	$114
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	28	37	101	113
Stock-based compensation expense	27	27	90	79
Deferred income taxes	(9)	1	(7)	10
Changes in assets and liabilities:
Receivables	13	9	83	41
Inventories	4	3	13	12
Current payables and accrued expenses	4	30	(22)	45
Deferred revenue	(65)	(93)	(103)	(45)
Other assets and liabilities	24	2	95	(1)
Net cash provided by operating activities	34	33	290	368
Investing activities
Expenditures for property and equipment	(3)	(10)	(6)	(19)
Additions to capitalized software	—	—	(1)	(2)
Net cash used in investing activities	(3)	(10)	(7)	(21)
Financing activities
Repurchases of common stock	(29)	(55)	(346)	(176)
Proceeds from long-term borrowings	—	—	100	—
Repayments of long-term borrowings	—	(13)	(13)	(32)
Payments of finance leases	(22)	(24)	(67)	(68)
Other financing activities, net	5	6	6	24
Net cash used in financing activities	(46)	(86)	(320)	(252)
Effect of exchange rate changes on cash and cash equivalents	(24)	(7)	(49)	(11)
(Decrease) increase in cash, cash equivalents and restricted cash	(39)	(70)	(86)	84
Cash, cash equivalents and restricted cash at beginning of period	548	687	595	533
Cash, cash equivalents and restricted cash at end of period	$509	$617	$509	$617

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$13	$4	$47	$62
Assets acquired by operating leases	$2	$6	$3	$9

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2022	2021	% Change As Reported	% Change Constant Currency(2)	2022	2021	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$242	$249	(3)%	(1)%	$781	$786	(1)%	0%
EMEA	105	133	(21)%	(13)%	337	408	(17)%	(10)%
APJ	70	78	(10)%	0%	225	248	(9)%	(1)%
Total segment revenue	417	460	(9)%	(4)%	1,343	1,442	(7)%	(3)%

Segment gross profit
Americas	151	157			493	524
% of Revenue	62.4%	63.1%			63.1%	66.7%
EMEA	66	81			207	249
% of Revenue	62.9%	60.9%			61.4%	61.0%
APJ	44	44			136	142
% of Revenue	62.9%	56.4%			60.4%	57.3%
Total segment gross profit	261	282			836	915
% of Revenue	62.6%	61.3%			62.2%	63.5%

Reconciling items(1)	(2)	(7)			(18)	(23)
Total gross profit	$259	$275			$818	$892
% of Revenue	62.1%	59.8%			60.9%	61.9%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.